Exhibit 21.1

List of Subsidiaries of Funtalk China Holdings Limited

	Wholly-Owned Subsidiaries	Place of Incorporation
1.	Pypo Digital Company Limited	Cayman Islands
2.	Pypo Holdings (HK) Company Limited	Hong Kong
3.	Beijing PYPO Technology Group Co., Ltd.	PRC
4.	Heilongjiang PYPO Digital Technology Co., Ltd.	PRC
5.	Shenyang PYPO Technology Co., Ltd.	PRC
6.	Shandong PYPO Digital Technology Co., Ltd.	PRC
7.	Shanxi PYPO Technology Co., Ltd.	PRC
8.	Jilin PYPO Technology Co., Ltd.	PRC
9.	Inner Mongolia PYPO Technology Co., Ltd.	PRC
10.	Beijing PYPO Communications Technology Co., Ltd.	PRC
11.	Shanghai PYAO Digital Technology Co., Ltd.	PRC
12.	Anhui PYPO Electronics Co., Ltd.	PRC
13.	Zhejiang PYPO Digital Technology Co., Ltd.	PRC
14.	Nanjing PYAO Technology Co., Ltd.	PRC
15.	Sichuan Huasong PYPO Digital Technology Co., Ltd.	PRC
16.	Chongqing PYPO Digital Technology Co., Ltd.	PRC
17.	Gansu PYPO Digital Technology Co., Ltd.	PRC
18.	Guizhou PYPO Technology Co., Ltd.	PRC
19.	Jiangxi PYPO Technology Co., Ltd.	PRC
20.	Guangxi PYPO Communications Equipment Co., Ltd.	PRC
21.	Fujian PYPO Technology Co., Ltd.	PRC
22.	Beijing Yitong Shenglian Investment Consulting Co., Ltd.	PRC
23.	Guangdong PYPO Technology Co., Ltd.	PRC
24.	Shenzhen PYPO Communications Equipment Co., Ltd.	PRC
25.	Jiangsu PYPO Technology Co., Ltd.	PRC

	Affiliated Entities	Place of Incorporation
26.	Beijing Jiusheng Aopu Technology Co., Ltd.	PRC
27.	Beijing Funtalk Century Telecommunications Equipment Retail Chain Co., Ltd. (“Beijing Funtalk”, previously translated as Beijing Leyu Shiji Telecommunications Equipment Retail Chain Co., Ltd.)	PRC
28.	Hebei Guoxun Huifang Telecommunications Equipment Co., Ltd.	PRC
29.	Beijing Dongdian Wuxian Technology Co., Ltd.	PRC
30.	Beijing Zhongshi PYPO Cinema Cultural Co., Ltd.	PRC
31.	Beijing Funtalk Communication Chain Shu Yang Procurement Center Co., Ltd.	PRC
32.	Henan Xinya Telecommunications Equipment Co., Ltd.	PRC
33.	Kunming Golden Broadway Technology Development Co., Ltd.	PRC
34.	Hunan Feon Telecommunications Technology Co., Ltd.	PRC
35.	Jiangsu Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC
36.	Inner Mongolia Chuangxin Zhongyu Shidai Mobile Phones Marketing & Management Co., Ltd.	PRC
37.	Cangzhou Guoxun Huifang Telecommunications Equipment Co., Ltd.	PRC
38.	Baoding Guoxun Huifang Telecommunications Equipment Co., Ltd.	PRC
39.	Langfang Guoxun Huifang Telecommunications Equipment Co., Ltd.	PRC
40.	Zhangjiakou Guoxun Huifang Telecommunications Equipment Co., Ltd.	PRC
41.	Handan Guoxun Huifang Telecommunications Equipment Co., Ltd.	PRC
42.	Tangshan Guoxun Huifang Telecommunications Equipment Co., Ltd.	PRC
43.	Xingtai Guoxun Huifang Telecommunications Equipment Co., Ltd.	PRC
44.	Kaifeng Xinya Telecommunications Equipment Co., Ltd.	PRC
45.	Liuyang Feon Telecommunications Technology Co., Ltd.	PRC
46.	Suzhou Guanzhilin Trading Co., Ltd.	PRC
47.	Anyang Guanzhilin Telecommunications Equipment Co., Ltd	PRC
48.	Taicang Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC
49.	Kunshan Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC
50.	Wuxi Guance Communication Equipment Co., Ltd.	PRC

51.	Nanjing Guanzhilin Pengshi Mobile Phones Hypermarket Co., Ltd.	PRC
52.	Yangzhou Shenglin Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC
53.	Yancheng Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC
54.	Xuzhou New Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC
55.	Nantong Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC
56.	Taizhou Hailing Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC
57.	Heze Guanzhilin Communication Equipment Co., Ltd.	PRC
58.	Zaozhuang Guanzhilin Communication Equipment Co., Ltd.	PRC
59.	Jining Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC
60.	Dongying Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC
61.	Binzhou Guanzhilin Communication Equipment Co., Ltd.	PRC
62.	Zibo Yanglin Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC
63.	Jiangsu Guanzhilin Mobile Phones Hypermarket Rizhao Co., Ltd.	PRC
64.	Tai’an Xinxin Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC
65.	Dezhou New Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC
66.	Weifang Yuandu Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC
67.	Shandong Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC
68.	Qingdao Yanglin Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC
69.	Shanxi Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC
70.	Datong Guanzhilin Commercial Trading Co., Ltd.	PRC
71.	Shanghai Guanzhilin Communication Equipment Co., Ltd.	PRC
72.	Changshu Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC
73.	Gansu Guanzhilin Communication Equipment Co., Ltd.	PRC
74.	Huhhot Guanzhilin Communication Equipment Co., Ltd.	PRC
75.	Shuyang Guanzhilin Communication Equipment Co., Ltd.	PRC
76.	Yantai Runlin Telecommunications Equipment Co., Ltd.	PRC
77.	Huhhot Chuangxin Zhongyu Shidai Mobile Phones Marketing & Management Co., Ltd.	PRC
78.	Shanghai Xieheng Telecommunications Equipment Co., Ltd.	PRC
79.	Shanghai Xieheng Electronic Products Co., Ltd.	PRC
80.	Qingdao Xieheng Telecommunications Equipment Co., Ltd.	PRC

81.	Weifang Xieheng Telecommunications Equipment Co., Ltd.	PRC
82.	Shandong Xieheng Telecommunications Equipment Co., Ltd.	PRC
83.	Zoucheng Xieheng Telecommunications Equipment Co., Ltd.	PRC
84.	Zaozhuang Xieheng Telecommunications Equipment Co., Ltd.	PRC
85.	Zibo Xieheng Telecommunications Equipment Co., Ltd.	PRC
86.	Dongying Xieheng Telecommunications Equipment Co., Ltd.	PRC
87.	Rizhao Xieheng Telecommunications Equipment Co., Ltd.	PRC
88.	Weihai Xieheng Telecommunications Equipment Co., Ltd.	PRC
89.	Hefei Xieheng Telecommunications Equipment Co., Ltd.	PRC
90.	Ma’anshan Xieheng Telecommunications Equipment Co., Ltd.	PRC
91.	Wuhu Xieheng Telecommunications Equipment Co., Ltd.	PRC
92.	Huainan Xieheng Telecommunications Equipment Co., Ltd.	PRC
93.	Zhejiang Xieheng Telecommunications Equipment Co., Ltd.	PRC
94.	Hangzhou Xieheng Wanzhou Telecommunications Equipment Co., Ltd.	PRC
95.	Jiaxing Xieheng Telecommunications Equipment Co., Ltd.	PRC
96.	Jiashan Xieheng Telecommunications Equipment Co., Ltd.	PRC
97.	Hunan Xieheng Mobile Telecommunications Equipment Co., Ltd.	PRC
98.	Huaihua Xieheng Mobile Telecommunications Equipment Co., Ltd.	PRC
99.	Suzhou Xieheng Telecommunications Equipment Co., Ltd.	PRC
100.	Zhangjiagang Xieheng Mobile Telecommunications Equipment Co., Ltd.	PRC
101.	Guangzhou Xieheng Telecommunications Equipment Co., Ltd.	PRC
102.	Guangzhou Xieheng Telecommunications Device Co., Ltd.	PRC
103.	Guangzhou Xieheng Electronic Co., Ltd.	PRC
104.	Foshan Xieheng Electronic Telecommunications Equipment Co., Ltd.	PRC
105.	Qingyuan Xieheng Electronic Co., Ltd.	PRC
106.	Yingde Xieheng Electronic Co., Ltd.	PRC
107.	Zhaoqing Xieheng Telecommunications Device Co., Ltd.	PRC
108.	Zhanjiang Xieheng Electronic Equipment Co., Ltd.	PRC
109.	Zhanjiang Xieheng Telecommunications Equipment Co., Ltd.	PRC

110.	Zhongshan Xieheng Electronic Co., Ltd.	PRC
111.	Shenzhen Xieheng Electronic Co., Ltd.	PRC
112.	Heyuan Xieheng Electronic Co., Ltd.	PRC
113.	Chongqing Xieheng Telecommunications Equipment Co., Ltd.	PRC
114.	Yantai Funtalk Telecommunications Equipment Co., Ltd.	PRC
115.	Laiwu Funtalk Telecommunications Equipment Co., Ltd.	PRC
116.	Beijing Guanzhilin Telecommunications Technology Co., Ltd.	PRC
117.	Beijing Yipai Telecommunications Technology Co., Ltd.	PRC
118.	Shenyang Funtalk Telecommunications Equipment Co., Ltd.	PRC
119.	Beijing Funtalk Century Trading Co., Ltd.	PRC
120.	Guangzhou Guanzhilin Telecommunications Technology Co., Ltd.	PRC
121.	Zhuzhou Golden Feon Telecommunications Equipment Co., Ltd.	PRC
122.	Yiyang Feon Telecommunications Equipment Co., Ltd.	PRC
123.	Chenzhou Golden Feon Telecommunications Equipment Co., Ltd.	PRC
124.	Zhangjiajie Feon Telecommunications Equipment Co., Ltd.	PRC
125.	Beijing Yipai Innovation Technology Development Co., Ltd.	PRC
126.	Shanghai Xieheng Commercial Co., Ltd.	PRC
127.	Suzhou Yipai Telecommunications Equipment Co., Ltd.	PRC
128.	Shuyang Funtalk Telecommunications Equipment Co., Ltd.	PRC